Palatin Technologies, Inc. 8-K

Exhibit 99.1

FOR RELEASE May 14, 2013 at 7:30 a.m. ET

Palatin Technologies Announces Third Quarter Fiscal Year 2013 Results and
Update on Development of Bremelanotide for Female Sexual Dysfunction

Teleconference and Webcast to be held on Tuesday, May 14, 2013

CRANBURY, NJ - May 14, 2013 - Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced financial results for the third quarter ended March 31, 2013. The Company also summarized end-of-Phase 2 discussions with the U.S. Food and Drug Administration (FDA) and next steps for its Phase 3 pivotal registration program for bremelanotide, its product in development as a novel treatment for female sexual dysfunction (FSD). Palatin will hold a conference call and live audio webcast later today.

End-of-Phase 2 Meeting with FDA on Bremelanotide for FSD
In the end-of-Phase 2 meeting with FDA, Palatin reached preliminary agreement on key aspects of the Phase 3 pivotal registration studies, including:
•	FSD patient population
•	Primary and key secondary efficacy endpoints
•	Study design
•	Dose selection
•	Safety monitoring

In addition, the FDA agreed with Palatin’s position that the blood pressure and heart rate signals of bremelanotide had been adequately characterized during the Phase 2 program. The FDA also agreed with the proposed Phase 3 blood pressure monitoring program, which will consist of standardized methods for in-clinic assessment of blood pressure.

"We view our positive meeting with the FDA as a major milestone in the development of bremelanotide for FSD. We are pleased to have concurrence from the FDA on the design and selection of efficacy endpoints of our Phase 3 clinical studies,” stated Carl Spana, Ph.D., President and CEO of Palatin. “We are also pleased with the FDA's concurrence that the blood pressure monitoring program for our Phase 3 clinical studies only includes standardized methods for in-clinic assessment of blood pressure. We look forward to advancing bremelanotide for FSD towards a successful NDA filing and furthering our discussions with potential collaboration partners.”

Based upon the discussions with FDA, Palatin intends to finalize the protocols for the pivotal Phase 3 clinical studies and start screening patients later this year.

Quarter Ended March 31, 2013 Financial Results
For the three months ended March 31, 2013, Palatin reported a net loss of $4.0 million, or $(0.04) per basic and diluted share, compared to a net loss of $6.0 million, or $(0.17) per basic and diluted share, for the same period in 2012.

The decrease in net loss for the quarter ended March 31, 2013, compared to the same period last fiscal year, is attributable to a decrease in operating expenses primarily related to Palatin’s Phase 2B clinical trial evaluating the efficacy and safety of bremelanotide for the treatment of FSD.

Revenue
Palatin did not recognize any revenues for the quarter ended March 31, 2013, compared to $23,996 for the quarter ended March 31, 2012.  Revenue consists of contract revenue under our collaboration agreement with AstraZeneca.

Costs and Expenses
Total operating expenses for the quarter ended March 31, 2013 were $4.0 million compared to $6.1 million for the comparable quarter of 2012.  The decrease in operating expenses for the quarter was primarily due to Palatin’s Phase 2B clinical trial with bremelanotide for FSD and secondarily as a result of closing our research laboratory operations in connection with the lease expiration of the laboratory facilities in July 2012.

Cash Position
As of March 31, 2013, Palatin had cash and cash equivalents of $23.5 million, $6.0 million in short term investments and current liabilities of $2.7 million.  Cash and cash equivalents as of June 30, 2012 were $3.8 million with current liabilities of $3.5 million.

Palatin believes that its existing capital resources will be adequate to fund its currently planned operations, including commencing Phase 3 activities with bremelanotide for FSD, through at least calendar year 2013.

Conference Call / Webcast
Palatin will host a conference call and webcast on May 14, 2013 at 11:00 a.m. Eastern time to discuss the results of operations and an update on development of bremelanotide for FSD and other corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-427-9419 (domestic) or 1-719-457-2648 (international) pass code 8591699.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 8591699.  The webcast and telephone replay will be available through May 21, 2013.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential.  Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin's website at http://www.palatin.com.

-More-

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements.  Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel: (212) 213-0006 / cnoensie@burnsmc.com

###
(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

REVENUES:	$—	$23,996	$10,361	$62,705

OPERATING EXPENSES:
Research and development	2,944,587	4,705,662	7,733,670	9,683,112
General and administrative	1,079,197	1,344,861	3,141,751	3,473,990
Total operating expenses	4,023,784	6,050,523	10,875,421	13,157,102

Loss from operations	(4,023,784)	(6,026,527)	(10,865,060)	(13,094,397)

OTHER INCOME (EXPENSE):
Investment income	9,629	5,955	37,017	28,229
Interest expense	(1,103)	(1,830)	(4,746)	(6,650)
Increase in fair value of warrants	—	—	(7,069,165)	—
Gain on disposition of supplies and equipment	—	1,700	4,620	4,700
Total other income (expense), net	8,526	5,825	(7,032,274)	26,279

Loss before income taxes	(4,015,258)	(6,020,702)	(17,897,334)	(13,068,118)
Income tax benefit	—	—	1,753,208	1,068,233

NET LOSS	$(4,015,258)	$(6,020,702)	$(16,144,126)	$(11,999,885)

Basic and diluted net loss per common share	$(0.04)	$(0.17)	$(0.17)	$(0.34)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	106,424,443	34,900,591	94,754,789	34,900,591

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheets

(unaudited)

	March 31, 2013	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$23,537,053	$3,827,198
Short-term investments	5,998,740	—
Accounts receivable	—	27,631
Restricted cash	—	350,000
Prepaid expenses and other current assets	488,185	532,010
Total current assets	30,023,978	4,736,839

Property and equipment, net	307,020	318,653
Other assets	58,337	324,992
Total assets	$30,389,335	$5,380,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$23,591	$22,277
Accounts payable	733,443	294,894
Accrued expenses	1,986,240	2,706,496
Accrued compensation	—	433,333
Total current liabilities	2,743,274	3,457,000

Capital lease obligations	2,048	19,909
Deferred rent	44,764	72,677
Total liabilities	2,790,086	3,549,586

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares; Series A Convertible; issued and outstanding 4,697 shares as of March 31, 2013 and 4,997 as of June 30, 2012	47	50
Common stock of $0.01 par value – authorized 200,000,000 shares; issued and outstanding 38,947,912 shares as of March 31, 2013 and 34,900,591 as of June 30, 2012, respectively	389,479	349,006
Additional paid-in capital	282,597,134	240,725,127
Accumulated deficit	(255,387,411)	(239,243,285)
Total stockholders’ equity	27,599,249	1,830,898
Total liabilities and stockholders’ equity	$30,389,335	$5,380,484